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                                    EXHIBIT A


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned, for good and valuable consideration, hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Avistar Communications Corporation and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 31st day of August, 2000.


                                        /s/ Gerald J. Burnett
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                                        Gerald J. Burnett


                                        /s/ R. Stephen Heinrichs
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                                        R. Stephen Heinrichs



                                        TRUST FOR THE BENEFIT OF GERALD J. AND
                                        MARJORIE J. BURNETT

                                        /s/ Gerald J. Burnett
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                                        Gerald J. Burnett, Trustee